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                                                                     Exhibit A-2

                                   Electroquil


                                  Duke Energy
                                       |
                                  Duke Capital
                                       |
                                   PanEnergy
                            1%         |
                       ------------- DESI
                      |                |
                      |              DEGAD
                      |                |
                      |               DEI
                      |                |
                      |               DEG
                      |                | 99%
                       -------------- DEEP
                                       |
                                  DEI-Ecuador
                                       | 68.62%
                                  Electroquil




Ownership is 100% unless otherwise specified